JEROME GOLDBERG
Certified Public Accountant
2940 Ocean Parkway
 Brooklyn, New York   11234


The Board of Directors
Greystone International Limited

                   Re: Greystone International Limited


I, Jerome Goldberg, a certified public accountant, do hereby consent to the use of my opinion dated December 18, 1997 to Greystone International Limited, to be used and filed in connection with the F-1 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission. I also consent to the use of my name under the caption "Experts" in the above-mentioned Registration Statement.



Jerome Goldberg

JEROME GOLDBERG, CPA

Dated: December 18, 1997
Brooklyn, New York


PAGE

To:     The Board of Directors of
     Greystone International Limited
     c/o Givens Hall Bank and Trust Ltd.
     Genesis Building, 3rd Floor
     Jennet Street
     Grand Cayman, Cayman Islands


Re: Greystone International Limited


We, Quin & Hampson, hereby consent to the use of our opinion dated 5th March 1998, to Greystone International Limited to be used and filed in connection with the F-1 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.



Quin & Hampson

QUIN & HAMPSON
Barristers and Attorneys-at-Law


Dated this 5th day of March 1998.
Grand Cayman, Cayman Islands, B.W.I.